Exhibit B, Part I

                        PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                         E.ON UK PUBLIC LIMITED COMPANY

                       (formerly known as E.ON UK LIMITED)



1.   The name of the company is E.ON UK PUBLIC LIMITED COMPANY/1.

2.   The company is to be a public company/2

3.   The registered office of the company will be situate in England.

4.   The objects for which the company is established are:

     (a)/3(1) To carry on in the United Kingdom and elsewhere the business of holding, managing, controlling and co-coordinating the administration of companies, corporations, undertakings, partnerships, firms and persons, individually or in groups and to carry on business as an investment and holding company and, for that purpose, to purchase or otherwise acquire any estate or interest in any lands, buildings, shares, stocks, debentures, debenture stock, bonds, obligations securities and any other property rights or estates of any kind whatsoever and to hold from time to time to vary or dispose of any such investments and otherwise invest and deal with the moneys of the company and to purchase, take on lease, hire or otherwise acquire any property or other assets whatsoever, fixed or moveable, real or personal and to render to companies, corporations, undertakings, firms and persons managerial, secretarial accountancy and administrative services of all kinds and to act as managers, secretaries, cashiers, accountants, agents, factors, trustees and administrators; to engage and hire professional, clerical, manual and

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1 The company was incorporated on the 13th May. 1977 under the name "N.E.C.
(ELECTRONICS) LIMITED and its name was subsequently changed to "THAME MICRO. ELECTRONICS LIMITED" pursuant to a special resolution passed on 19th June, 1981, "AMBAR SYSTEMS LIMITED" pursuant to a special resolution passed on 6th June. 1983, WYLE SYSTEMS LIMITED" pursuant to a special resolution passed on 20th April, 1999, "E.ON UK UNLIMITED" pursuant to a special resolution passed on the 2nd day of July, 2001 and "E.0N PUBLIC LIMITED COMPANY" pursuant to a special resolution passed on 17th October, 2001.

2 Clause inserted (and Subsequent clauses renumbered) by a special resolution passed on 17th October. 2001.

3 Amended by special resolution passed on 2nd July, 2001.



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          other staff and employees, and to enter into agreements with such staff and employees with a view to allocating their services to any person, firm or company requiring them; to provide or procure the provision by others of any service, need or requirement of any business nature required by any person, firm or company in connection with any business carried on by them; and to promote and carry through amalgamations, unions of interest, rationalization and reconstruction schemes, schemes for mutual assistance or co-operation and arrangements of all and every kind of, for or concerning companies, corporations, undertakings, firms and persons, and to carry on any other business which is capable of being conveniently carried on in connection with any of these objects.

          (2) To carry on business as a general commercial company and to carry on any trade or business whatsoever.

     (b) To carry on any other business whether manufacturing or otherwise which may seem to the company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the company.

     (c) To acquire and undertake the whole Of any part of the business, property, and liabilities of any person or company carrying on or proposing to carry on any business which the company is authorized to carry on or possessed of property suitable for the purposes of the company Or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the company.

     (d) To apply for, purchase, or otherwise acquire, and protect and renew in any part of the world any patents, patent rights, brevets invention, trade marks, designs, licenses, concessions. and the like, conferring any exclusive or non exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the company, or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop, or grant licenses in respect of, or otherwise turn to account the property, rights or information so acquired, and to expend money in experimenting upon, testing or improving any such patents inventions or rights.

     (e) To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interest, co-operation. joint adventure or reciprocal concession, or for limiting competition with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the company is authorized to carry on or engage in, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or. indirectly to benefit the company.



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     (f)  To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the objects of the company or any of them, and to obtain from any such government, authority, person or company any rights, privileges, charters, contracts, licenses and concessions which the company may think it desirable to obtain, and to carry out, exercise and comply therewith.

     (g) To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the company or for any other purpose which may seem directly or indirectly calculated to benefit the company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such company.

    (h)/4 To purchase its own shares; to subscribe for, take, or otherwise acquire, and hold shares, stock; debentures, or other securities of any other company.

     (i) To invest and deal with the moneys of the company not immediately required in any manner.

     (j) To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient, and in particular to customers and others having dealings with the company, and to guarantee the performance of any contract or obligation and the payment of money of or by any such person or companies and generally to give guarantees and indemnities.

     (k) To receive money on deposit or loan and borrow or raise money in such manner, as the company shall think fit, and in particular by the issue of debentures, or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the property or assets of the company (both present and future). including its uncalled capital. and also by a similar mortgage, charge or lien to secure and guarantee the performance by the company or any other person or company of any obligation undertaken by the company or any other person or company as the case may be.

     (l) To draw. make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants. debentures, and other negotiable or transferable instruments.

     (m) To payout of the funds of the company all expenses which the company may lawfully pay with respect to the formation and registration of the company, or the issue of its capital. including brokerage and commissions for obtaining

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4 Amended by special resolution passed on 2nd July, 2001.



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          applications for or taking, placing or. underwriting or procuring the underwriting of shares, debentures or other securities of the company.

     (n) To pay for any rights of property acquired by the company and to remunerate any person or company whether by cash payment or by the allotment of shares, debentures or other securities of the company credited as paid up in full or in part or otherwise.

     (o) To establish and maintain or procure the establishment and maintenance of any contributory or non contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the company, or of any company which is a subsidiary of the company or is allied to or associated with the company or with any such subsidiary company, or who are or were at any time directors or officers of the company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also establish and subsidize and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the company or of any such other company as aforesaid, and make payments to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

     (p) To purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the company may think necessary or convenient for the purpose of its business, or may enhance the value of any other property of the company.

     (q) To build, construct, alter. maintain, enlarge, pull down, remove or replace, and to work, manage and control any buildings, offices, factories, mills, shops, machinery, engines, roadways, tramways, railways, branches or sidings, bridges, reservoir, watercourses, wharves, electric works, and other works and conveniences which may seem calculated directly or indirectly to advance the interests of the company. and to join with any other person or company in doing any of these things.

     (r) To improve, manage, develop, grant rights or privileges in respect of or otherwise deal with, all or any part of the property and rights of the company.

     (s) To vest any real or personal property, rights or interest acquired by or belonging to the company in any person or company on behalf of or for the benefit of the company. and with or without any declared trust in favour of the company.

     (t) To sell, lease, mortgage or otherwise dispose of the property, assets or undertaking of the company or any part thereof for such consideration as the



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          company may think fit, and in particular for shares, stock, debentures, or other securities of any other company whether or not having objects altogether or in part similar to those of the company.

     (u) To distribute among the members in specie any property of the company, or any proceeds of sale or disposal of any property of the company, but so that no distribution amounting to reduction of capital be made except with the sanction (if any) for the time being required by law.

     (v) To procure the company to be registered or recognized in any part of the world outside the United Kingdom.

     (w) To act as agents or brokers and as trustees for any person or company and to undertake and perform sub-contracts and to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors, or otherwise, and either alone or jointly with others, and either by or through agents, sub-contractors, trustees or otherwise.

    (x)/5 To invest money of the company in any investments and to hold. sell or otherwise deal with investments or currencies or other financial assets.

    (y)/6 To the extent permitted by law, to give financial assistance for the purpose of the acquisition of shares of the company or any company which is at the relevant time the company's holding company or subsidiary or another subsidiary of any such holding company or for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition.

    (z)/7 To cease carrying on or to wind up any business or activity of the company, and to cancel any registration of and to wind up or procure the dissolution of the company in any state or territory.

   (aa)/8 To carry on any other activity and do anything of any nature which in the opinion of the board of directors of the company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the company's undertaking property or assets or otherwise to advance the interests of the company or of its members.

     (bb) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

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5 Inserted by a Special Resolution passed on 2nd July. 2001.

6 Inserted by a Special Resolution passed on 2nd July, 2000.

7 Inserted by Special Resolution passed on 2nd July, 2001.

8 Inserted by Special Resolution passed on 2nd July, 2001.



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          And it is hereby declared that

          (a) the word "company" in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporated, and whether domiciled in the United Kingdom or elsewhere, and

          (b) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no wise by limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph or the name of the company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company.

5.   The liability of the members is limited.

6. The share capital of the company is(pound)1.000,000,000 divided into 1,000,000,000 shares of(pound)1 each/9.

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9 The company was incorporated with an authorized shared capital of (pound)100 divided into 100 shares of (pound)1 each The authorized share capital of the company was increased to (pound)50,000 divided into 50,000 shares of (pound)1 each pursuant to a special resolution passed on 6th June 1983. The authorized share capital was increased to (pound)500.000 divided into 500,000 shares of (pound)1 each pursuant to an ordinary resolution passed on 2nd July, 2001. The authorized share capital was increased to (pound)1,000,000,000 divided into 1.000.000,000 shares of (pound)1 each pursuant to an ordinary resolution passed on 30th July. 2001.



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Registered No. 1313782

                             ARTICLES OF ASSOCIATION

                                       of

                        E.ON UK PUBLIC LIMITED COMPANY/1

                      (formerly known as E'.ON UK Limited)

  (Articles adopted pursuant to a Special Resolution dated 17th October. 2001)



1    Adoption of Table A

     In these articles "Table A" means Table A scheduled to the Companies (Tables A to F) Regulations 1985 as amended prior to the date of adoption of these articles. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies; or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

2    Interpretation

     Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles. in these articles, "address" in relation to electronic communications includes any number or address used for the purposes of such communications. References in these articles to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the directors in their absolute discretion. Headings are for convenience only and shall not affect construction. If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

3    Rights Attached to Shares

     Subject to the provisions of the Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights

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1 The company was incorporated on 13th May, 1977 under the name "N.E.C.
(ELECTRONICS) LIMITED and its name was subsequently changed to "THAME MICRO-ELECTRONICS LIMITED" pursuant to a Special Resolution passed on 19th June, 1983, "WYLES SYSTEMS LIMITED" pursuant to a Special Resolution passed on 6th June, 1963, "WYLE SYSTEMS LIMITED" pursuant to a Special Resolution passed On 20th April, 1999, "E. ON UK LIMITED" pursuant to n Special Resolution passed on 2nd July, 2001 and "E.ON UK PUBLIC LIMITED COMPANY" pursuant to a Special Resolution passed on 17th October, 2001.



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     and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. Regulation 2 of Table A shall not apply.

4    Unissued Shares

     Subject to the provisions of the Act and to these articles, any unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise disposal of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

5    Initial Authority to Issue Relevant Securities

     Subject to any direction to the contrary which may be given by the company in general meeting. the directors are unconditionally authorized to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of adoption of this article or such other amount as may from time to time be authorized by the company in general meeting. The authority conferred on the directors by this article shall remain in force for a period of five years from the date of adoption of this article but may be revoked varied or renewed from time to time by the company in general meeting in accordance with the Act.

6    Transfer and Transmission of Shares

6.1 The directors may, in their absolute discretion and without giving any reason for so doing, decline to register any transfer of any share, whether or not it is a fully paid share. Regulation 24 of Table A shall be modified accordingly.

6.2 A person who becomes entitled to a share by reason of any event (other than death or bankruptcy) giving rise to its transmission by operation of law shall have the same rights of election and other rights as a person entitled by transmission to a share as a consequence of death or bankruptcy. Regulations 30 and 31 of Table A shall be modified accordingly.

7    Notice of General Meetings

     Notice of every general meeting shall be given to all members other than any who under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive. such notices from the company, and also to the auditors or, if more than one, each of them. The last sentence of Regulation 38 of Table A shall not apply.

8    Proceedings at General Meetings

     For all purposes of these articles apart from when the company has only one member, a general meeting of the company or of the holders of any class of its



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     shares shall be valid and effective for all purposes if one person being a duly authorized representative of two or more corporations each of which is a member entitled to vote upon the business to be transacted is present. If, and for so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorized representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

9    Votes of Members

     At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorized representative and every proxy for any member (regardless of the number or the holdings of the members for whom he is a proxy) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 of Table A shall not apply.

10   Members may Vote When Money Payable by Them

     Regulation 57 of Table A shall not apply.

11   Receipt of Proxies

     The appointment of a proxy must:

     (i) in the case of an appointment which is not contained in an electronic communication, be received at the office (or at such other place or by such person as may be specified or agreed by the directors) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the directors) any authority under which it is made or a copy of the authority, certified notarially or in some other manner approved by the directors;

     (ii) in the case of an appointment contained in an electronic communication, where an address has been specified or agreed by the directors for the purpose of receiving electronic communications, be received at such address before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in some other manner approved by the directors, must. if required by the directors, be received at the office (or at such other place or by such person as may be specified or agreed by the directors) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or



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     (iii) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid before the time appointed for the raking of the poll,

     and an appointment of a proxy which is not received in a manner so permitted shall be invalid.

     Regulation 62 of Table A shall not apply.

12   Alternate Directors

     Any director (other than an alternate director) may appoint any other director. or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

13   Power to Provide for Employees

     The directors may by resolution exercise any power conferred by the Act to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

14   Power to Receive Uncalled Moneys

     The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and remaining unpaid on any shares held by him.

15   Delegation of Directors' Powers

     The directors may delegate any of their powers (with power to sub-delegate) to committees. consisting of such person or persons (whether directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of director or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

16   Appointment and Removal of Directors by Majority Shareholders

     Any member holding, or any members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of attending and voting at general meetings of the company may by memorandum in writing signed by or on behalf of him or them and delivered to the office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint up to two directors as "Executive Directors" and up to two directors as "Non-Executive Directors" (either



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     to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed). Regulation 90 of Table A shall not apply. In this article references to in writing include the use of electronic communications.

17   Appointment of Directors by Board

     Without prejudice to the powers conferred by any other article, any person may be appointed a director by the directors, either to fill a vacancy or as an additional director.

18   Age of Directors

     No person shall be disqualified from being appointed or elected as a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age. It shall not be necessary by reason of a person's age to give special notice under the Companies Acts of any resolution in connection with his election. However, any director who is of the age of 70 or more shall retire in accordance with these articles. Where the board convenes any general meeting of the company at which (to the knowledge of the board) a director will be proposed for election or re-election who at the date for which the meeting is convened will have attained the age of 70 years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any election or re-election of that director, at that meeting.

19   Directors' Shareholding Qualification

     No shareholding qualification for directors shall be required.

20   Exclusion of Rotation Requirements and Other Provisions

     Regulations 73 to 80 (inclusive) and the last sentence of Regulation 84 of Table A shall not apply.

21   Disqualification and Removal of Directors

     The office of a director shall be vacated not only upon the happening of any of the events mentioned in Regulation 81 of Table A but also if he is removed from office pursuant to these articles. Regulation 81 of Table A shall be modified accordingly.

22   Directors' Fees

     Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board.

23   Expenses

     Each director may be paid his reasonable traveling. hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a. director he is



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     entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company's business or in the discharge of his duties as a director.

24   Directors' Gratuities and Pensions

     The directors may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director who holds or has held any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or with a predecessor in business of the company or of any such body corporate and may contribute to any fund and pay premium for the purchase or provision of any such benefit. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company. Regulation 87 of Table A shall not apply.

25   Location of Board Meetings

     Unless directed otherwise in writing by any member or members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of attending and voting at general meetings of the company, all meetings of the board of directors of the company shall be held in the United Kingdom, preferably at the registered offices of the company.

     All or any of the members of the board may participate in a meeting of the board by mean of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

26   Notice of Board Meetings

     Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose, or by any other means authorized in writing by the director concerned. Notice shall be given in this manner to all directors including any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the directors may decide. Regulation 88 of Table A shall be modified accordingly.



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27   Quorum at Directors' Meetings

     No business shall be transacted at any meeting of the directors unless a quorum is present. A quorum shall exist at any directors' meetings if at least one Executive Director and at least one Non-Executive Director are present or represented by an alternate. Regulation 89 of Table A shall not apply.

28   Voting at Directors' Meetings

28.1 No resolution of the directors in respect of any of the following matters shall be effective unless at least one Executive Director (or an alternate director attending the meeting on behalf of an Executive Director) and at least one Non-Executive Director (or an alternate director attending the meeting on behalf of a Non-Executive Director) shall have voted in favour of the resolution:

     (i) the issue or allotment of any share capital of the Company to any person other than an existing member of the Company or a nominee of an existing member or the creation of any option or right to subscribe acquire, or convert any security into, any share capital of the Company;

     (ii) making any investment, or the liquidation of any investment made by the Company, in any other person or business other than investments approved by a finance committee appointed under article 16;

     (iii) the acquisition or disposal of any asset, property or undertaking of the Company;

     (iv) the raising of any indebtedness other than by way of trade credit on normal commercial terms and in the ordinary course of the business of the Company as at the date of adoption of this article, or the variation or termination of any agreement for the raising of any such indebtedness (including without limitation early repayment):

     (v) the creation or redemption of any mortgage, charge, debenture, pledge, lien or other encumbrance or security interest over any of the assets, property, undertaking or uncalled capital of the Company;

     (vi) the entry by the Company into any agreement involving .the giving of any guarantee in respect of any third party's obligations or liabilities, or the assumption of obligations or liabilities of any third party;

     (vii) the entering into, variation or termination of any agreement or arrangement outside the ordinary scope of the business of the Company or which is intended to bind the Company for longer then 12 months;

     (viii) any material change in the nature or scope of the business of the Company, including the introduction or discontinuance of any field of activity and the relocation or expansion of the business of the Company;

     (ix) the commencement or settlement in any jurisdiction of legal or arbitration proceedings other than routine debt collection; and

     (x) any appointment of or change to the composition of' any committee of the board pursuant to article 16 above.

28.2 Resolutions of the directors in respect of all other matters shall be decided by majority of the votes cast and each director shall have one vote. An alternate director shall have one vote for each director for whom he is acting as alternate, in addition to his own vote if he is a director. In the case of an equality of votes, the chairman shall not have a second or casting vote. Regulation 88 of Table A shall be modified accordingly.

29   Resolution in Writing

     A resolution in writing signed by all the directors for the time being entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a. quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the directors may decide. Regulation 93 of Table A shall not apply.

30   Directors May Vote When Interested

     A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with the Act. Subject where applicable to such disclosure, a director shall be entitled to vote in respect of any contract or proposed contract in which he is interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether quorum is present. A reference in this article to a contract includes any transaction or arrangement (whether or not constituting a contract). Regulations 94 and 95 of Table A shall not apply.

31   Official Seal

     The company may exercise all the powers conferred by the Act with regard to having any official seal and such powers shall be vested in the directors. Subject to the provisions of the Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, as the directors may from time to time determine.

32   Notices

     Any notice or other document may be served on or sent or delivered to any member by the company either personally, or by sending it by post addressed to the member at his registered address; or by leaving it at that address addressed to the member, or, where appropriate, by using electronic communications to an address for the time being notified by the member concerned to the company for that purpose, or by publication on a web site in accordance with the Act, or by any other means authorized in writing: by the member concerned. In the case of joint holders of a share service, sending or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders. Regulation 112 of Table A shall nor apply.

33   Time of Service

     Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left by the company at a registered address otherwise than by post, or sent by electronic communications shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table A shall not apply.

34   Indemnity of Officers

     Subject to the provisions of the Companies Acts, the company may indemnify any director other officer against any liability and may purchase and maintain for any director or other officer insurance against any liability. Subject to those provisions but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the company shall be indemnified out of the assets of the company against any liability incurred by him as a director or other officer of the company, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Companies Acts in which relief is granted to him by the court.

     For the purposes of this article no person appointed or employed by the company as an auditor is an officer of the company.

Exhibit B, Part II



                [Original German text translated into English by
                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.]






                             Articles of Association



                                       of



                       E.ON UK Verwaltungsgesellschaft mbH



domiciled in Dusseldorf


dated as of June 12, 2001, File Number: Z 1334/2001 of the notary Dr. Norbert Zimmermann (Dusseldorf)














                             Zimmermann o Hauschild
                                     Notary

              Schadow Arkadeno . Blumenstreet 28 . 40212 Dusselorf
             Telefon 02 11 / 86 52 5-0 . Facsimile 02 11 / 86 52 525

                    A r t i c l e s  o f  A s s o c i a t i o n
                    -------------------------------------------



ss. 1  Name and domicile of the Company

1.     The name of the Company is:

              E.ON UK Verwaltungsgesellschaft mbH

2.     The Company is domiciled in Dusseldorf, Germany.



ss. 2  Purpose of the Company

1. The purpose of the Company is the acquisition, the maintenance and management of participations in domestic and foreign companies.

2. The Company may form or acquire participations in companies that further the purpose of the Company. The Company is authorized to perform all acts and measures that are connected to the purpose of the Company or which directly or indirectly further its purpose.



ss. 3  Share Capital and Share Capital Contribution

       The amount of share capital of the Company is EUR 25.000,00 - in words:
       EUR twenty-five-thousand -.



ss. 4  Duration of the Company

1.     The Company is established in perpetuity.

2.     The fiscal year is the calendar year.

       The first fiscal year starts with the entry on the Register of Companies and ends on December 31 of the same year.



ss. 5  Managing Director's Appointment and Powers to Represent the Company

1.     The Company shall have one or more Managing Directors.

2. In case the company only has one Managing Director, this sole Managing Director represents the Company. In case the Company has several Managing Directors, two Managing Directors, or one Managing Director together with an executive holding a general power of attorney, will represent the Company.

3. The shareholders are not bound hereby and may pass a shareholders' resolution with differing representation principles. Especially, they may grant the right for a sole representation to one or all Managing Directors and may relieve Managing Directors from the restrictions ofss.181 BGB.



ss. 6  Annual Financial Statements

       The Managing Directors have to prepare the annual financial statements within a certain time period as prescribed by law and have to disclose the report as prescribed by law.



ss. 7  Official Announcements

       All official announcements have to be published in the Federal Gazette (Bundesanzeiger) of Germany.



ss. 8  Concluding Provisions

1. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement. The affected provision shall be replaced by a valid provision which shall resemble the economic purpose of the affected provision.

2. All costs and taxes (especially notary and court fees, publication costs, taxes, attorney and tax consultants fees, expert fees, bank fees) related to the incorporation of the Company as well as the entry on the Register of Companies up to the total amount of $1,500.00 will be borne by the Company.

Exhibit B, Part III



                [Original German text translated into English by
                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.]






                             Articles of Association



                                       of



                            E.ON US-Verwaltungs GmbH



domiciled in Dusseldorf


dated as of December 19, 2001, File Number: H 3628/2001 of the notary Dr. Armin Hauschild (Dusseldorf)














                             Zimmermann o Hauschild
                                     Notary

              Schadow Arkadeno . Blumenstreet 28 . 40212 Dusselorf
             Telefon 02 11 / 86 52 5-0 . Facsimile 02 11 / 86 52 525

                    A r t i c l e s  o f  A s s o c i a t i o n
                    -------------------------------------------


ss. 1  Name and domicile of the Company

1.     The name of the Company is:

              E.ON US-Verwaltungs GmbH

2.     The Company is domiciled in Dusseldorf, Germany.



ss. 2  Purpose of the Company

1. The purpose of the Company is the maintenance and management of its assets.

2. The Company may form or acquire participations in companies that further the purpose of the Company. The Company is authorized to perform all acts and measures that are connected to the purpose of the Company or which directly or indirectly further its purpose.



ss. 3  Share Capital and Share Capital Contribution

1.     The amount of share capital of the Company is EUR 25.000,00 - in words:
       EUR twenty-five-thousand -.

2.     VEBA AG will contribute the share capital in the amount of EUR 25.000,00.

3. The share capital contribution is due immediately in form of a cash-contribution payable to an account of the Company.



ss. 4  Duration of the Company

1.     The Company is established in perpetuity.

2.     The fiscal year is the calendar year.

       The first fiscal year starts with the entry on the Register of Companies and ends on December 31 of the same year.

ss. 5  Managing Director's Appointment and Powers to Represent the Company

1.     The Company shall have one or more Managing Directors.

2. In case the company only has one Managing Director, this sole Managing Director represents the Company. In case the Company has several Managing Directors, two Managing Directors, or one Managing Director together with an executive holding a general power of attorney, will represent the Company.

3. The shareholders are not bound hereby and may pass a shareholders' resolution with differing representation principles. Especially, they may grant the right for a sole representation to one or all Managing Directors and may relieve Managing Directors from the restrictions ofss.181 BGB.



ss. 6  Annual Financial Statements

       The Managing Directors have to prepare the annual financial statements within a certain time period as prescribed by law and have to disclose the report as prescribed by law.



ss. 7  Official Announcements

       All official announcements have to be published in the Federal Gazette (Bundesanzeiger) of Germany.



ss. 8  Concluding Provisions

1. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement. The affected provision shall be replaced by a valid provision which shall resemble the economic purpose of the affected provision.

2. All costs and taxes (especially notary and court fees, publication costs, taxes, attorney and tax consultants fees, expert fees, bank fees) related to the incorporation of the Company as well as the entry on the Register of Companies up to the total amount of $1,500.00 will be borne by the Company.